LETTER AGREEMENT

                              WT Investments, Inc.
                            1100 North Market Street
                           Wilmington, Delaware 19890

                                 Siobain-VI Ltd.
                            1100 North Market Street
                           Wilmington, Delaware 19890


                                                       September 22, 1999

                                    AGREEMENT

JWGenesis Financial Corp.
980 North Federal Highway
Suite 310
Boca Raton, Florida  33432

Attention:  Joel Marks

      RE:   AGREEMENT  WITH  RESPECT  TO UP TO 400,000  SHARES OF COMMON  STOCK,
            $.001 PAR VALUE PER SHARE (THE "WARRANT SHARES"), OF JWGENESIS FINANCIAL CORP. (THE "COMPANY")

Ladies and Gentlemen:

      Under a Registration and Disposition Agreement dated August 3, 1999 (the "Agreement"), among other things, (1) you agreed to register the resale by us or other Initial Holders (as defined in the Agreement) of the Warrant Shares following the issuance thereof and (2) we agreed to limit the amount of Warrant Shares we would sell in the public market during a prescribed period of time, as set forth in the Agreement. You have advised us that the registration statement relating to the resale of the Warrant Shares (the "Registration Statement") became effective on August 6, 1999.

      This Agreement confirms certain additional understandings we have reached with respect to the registration and disposition of the Warrant Shares.

      1.    Your Undertakings.
            ------------------

            (a) Until September 22, 2000 (the "Termination Date"), you agree to issue to us, upon exercise(s) of the Warrant, shares in book entry form to Bankers Trust Company ("Bankers") account number 92862 at Depository Trust Company ("DTC") or to another account(s) at DTC we may designate from time to time; provided that we recognize (and will act accordingly at all times) that the Warrant Shares are in fact restricted securities that will have been issued to us without registration of such issuance under federal or state securities laws;

            (b) As promptly as practicable after becoming aware of such event or circumstance, you agree to notify in writing Gerard A. Chamberlain, Esquire, Thomas P. Collins, Esquire or Matthew J. Lynch, Esquire, each at Wilmington Trust Company, 1100 North Market Street, Wilmington Delaware 19890; telecopy number: (302) 651-8010 (hereinafter, "Counsel") of any event or circumstance as a result of which the Registration Statement and/or the prospectuses you have provided us that were contained therein includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will use your reasonable best efforts promptly to prepare a supplement or amendment to the Registration Statement or that prospectus, as the case may be, to correct that untrue statement or omission, and deliver the number of copies of that supplement or amendment to us that we reasonably request; and

             (c) As promptly as practicable after becoming aware of such event, notify Counsel in writing of the issuance by the Securities and Exchange Commission (the "SEC") of any stop order or other suspension of effectiveness of the Registration Statement.

      2.    Our Undertakings.
            -----------------

             (a) We agree not to sell the Warrant Shares (i) other than pursuant to and in accordance with the plan of distribution set forth in the Registration Statement and the prospectus contained therein, including the requirement, if applicable, for the delivery of such prospectus, or otherwise consistent with the status of the Warrant Shares as restricted securities without registration of such sale, or (ii) after Counsel has received written notice from you pursuant to Section 1(b) or 1(c) above or after Counsel has received actual oral notice that the Registration Statement or the current prospectus relating to the Warrant Shares contains an untrue statement or omission that has not been corrected or with respect to which the SEC has issued a stop order or otherwise suspended effectiveness, until Counsel has received from you written notice that we can begin selling the Warrant Shares again; and

            (b) Promptly after the Termination Date, we will withdraw any Warrant Shares from our position in the account(s) at DTC mentioned in Section 1(a), and will accept in lieu thereof a stock certificate(s) with an appropriate securities law restrictive legend.

      3.    Possible Extension of Termination Date.
            ---------------------------------------

            The end of the Registration Period (as that term is defined in the Agreement) is hereby extended to September 22, 2000. The Termination Date shall be extended from time to time by the number of days we are not permitted to sell the Warrant Shares under Section 2(a), and the end of the Registration Period (as that term is defined in the Agreement) shall also be further extended by the same number of days.

      4.    Indemnification.
            ---------------

            (a) We agree, to the extent  permitted by law, to indemnify and hold you and your directors and officers and each person, if any, who controls you within the meaning of the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act") (collectively, an "Indemnified Party"), harmless against any loss, claim, damage, liability or expense (each, a "Claim") to which any Indemnified Party may become subject, to the extent that Claim arises out of a failure by us to (1) stop selling the Warrant Shares during the period(s) described in Section 2(a) above or (2) promptly withdraw any Warrant Shares from our position in the account(s) at DTC after the Termination Date. We further agree to reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any Claim. Notwithstanding the preceding two sentences, this indemnity shall not apply to amounts paid in settlement of any Claim if that settlement is effected without our prior written consent.

            (b) Promptly after an Indemnified Party receives notice of the commencement of any action with respect to which it will seek indemnification under this Section 3, that Indemnified Party shall deliver to us written notice of the commencement thereof. We shall have the right to participate in and, to the extent we so desire, assume control of the defense thereof with counsel we select if such counsel is reasonably acceptable to you. An Indemnified Party's failure to deliver written notice to us within a reasonable time after the commencement of any such action shall not relieve us of liability to the Indemnified Party under this Section 3, except to the extent that we are thereby prejudiced in our ability to defend that action.

      Please confirm your agreement to and acceptance of this Agreement by countersigning and delivering to us the enclosed counterpart of this Agreement, whereupon this Agreement shall be binding on all of us.

                                          Very truly yours,

                                          WT INVESTMENTS, INC.


                                          By:/s/ Matthew J. Lynch
                                             -----------------------
                                                Matthew J. Lynch,
                                                Vice President

                                          SIOBAIN-VI LTD.


                                          By:/s/ Edmond B. Coverdale
                                             -----------------------

                                                Edmond B. Coverdale,
                                                Vice President

     AGREED TO AND ACCEPTED:









     JWGENESIS FINANCIAL CORP.


By: /s/ Joel E. Marks
   --------------------------------
            Joel E. Marks,
            Vice Chairman and
            Chief Operating Officer



                                      -3-